	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES RECORD
2014 THIRD QUARTER RESULTS

SEGUIN, Texas, November 5, 2014 - Alamo Group Inc. (NYSE: ALG) today reported results for the third quarter ended September 30, 2014.

Highlights for the Quarter

•	Record net income of $13.4 million

•	Record net earnings per diluted share of $1.10

•	Record net sales of $233.2 million

◦	North American Industrial Division up 75% with addition of Specialized units

◦	European Division up 19%

◦	North American Agricultural Division down 6%

Net sales for the third quarter of 2014 were $233.2 million compared to net sales of $174.7 million for the third quarter of 2013, an increase of 33%. Net income for the quarter rose 18% to $13.4 million, or $1.10 per diluted share, versus net income of $11.3 million, or $0.93 per diluted share, for the same period of 2013. Both net sales and net income for the quarter were records for Alamo Group. The results for the quarter included the effects of recent acquisitions, primarily the units of Specialized, which Alamo completed in May of this year and to a lesser extent Kellands, a UK company acquired in April, 2014 and two Australian companies, Superior and Fieldquip, acquired in September, 2013 and April, 2014, respectively. A summary outlining the effects these acquisitions had on the Company’s results is included as Attachments 1 and 2 to this earnings release. Excluding these acquisitions, net sales for the quarter were $187.4 million, an increase of 7% (1).

Near the end of the quarter Alamo Group completed a repurchase and retirement of 849,690 shares of its common stock from Capital Southwest Venture Corporation for approximately $34.2 million in cash which was financed under the Company’s Amended and Restated Revolving Credit Agreement.

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ALAMO GROUP ANNOUNCES RECORD 2014 THIRD QUARTER RESULTS

Nine Month Results

For the first nine months of 2014, net sales were $610.8 million, a 19% increase compared to net sales of $511.2 million for the same period in 2013. Net income for the first nine months was $29.8 million versus $30.1 million in 2013, a decrease of 0.9%, primarily due to weakness in the Company’s second quarter results.

Results by Division

Net sales for the Company’s North American Industrial Division in the third quarter of 2014 were $126.0 million compared to $71.9 million in the prior year’s third quarter, an increase of 75%. For the nine month period ending September 30, 2014, net sales for the Division were $308.3 million compared to $218.9 million in 2013, an increase of 41%. The Division’s results include the effect of the acquisition of the Specialized units. Excluding this acquisition, net sales for the Division were up 17% in the third quarter of 2014 and 13% for the nine month period (1).

The Company’s North American Agricultural Division reported net sales of $57.7 million in the third quarter of 2014, versus $61.2 million in the previous year, a decrease of 6%. This reflects the continued weak conditions in the overall U.S. agricultural market. For the first nine months of 2014, net sales in this Division were $160.1 million versus $168.0 million in 2013, a decrease of 5%. The acquisitions of Superior and Fieldquip are included in this Division’s results. Excluding these acquisitions, net sales in the Division were down 7% in the third quarter and 7% for the nine month period (1).

Alamo Group’s European Division net sales for the third quarter of 2014 were $49.6 million, an increase of 19% compared to net sales of $41.7 million in the previous year. For the first nine months of 2014 net sales in the Division were $142.3 million versus $124.3 million in 2013, an increase of 14%. The Division’s results include the effect of the acquisition of Kellands. Excluding this acquisition, net sales in the Division were up 13% in the third quarter and 10% for the nine month period (1). These results reflect continued improvement in demand for the Company’s products in Europe despite weak overall market conditions and were further aided by changes in exchange rates.

Alamo Group’s President and Chief Executive Officer, Ron Robinson, commented, “We were pleased to see our third quarter rebound from the weak second quarter results. We feel this quarter’s results more fully exhibit the positive contribution the units of Specialized should have on Alamo’s results going forward. In the second quarter this potential was obscured by transactional costs and being part of Alamo for less than half of the quarter, but in the third quarter this potential was more fully revealed.

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ALAMO GROUP ANNOUNCES RECORD 2014 THIRD QUARTER RESULTS

“However, our third quarter results were about more than just Specialized. Excluding acquisitions our Industrial Division showed strong progress with sales continuing to benefit from solid demand for our infrastructure maintenance products. We believe these same factors helped drive the growth experienced by our European Division as well. Our organic growth in Europe was particularly satisfying given the ongoing weak economic environment that still pervades that market in general. And while our North American Agricultural Division sales were down, the Division showed more strength than many other companies in this sector. We were much more proactive in managing this Division’s costs to ensure they did not impact Alamo’s overall results as negatively as they did in the second quarter.

“As a result we were able to deliver sales and earnings results at record levels for the third quarter making it the strongest quarter ever for Alamo Group. We feel this is a particularly noteworthy accomplishment given weak market conditions in both agriculture and Europe. Even our Industrial unit results were negatively affected by a $1.1 million non-cash pre-tax charge relating to the sale of acquired Specialized inventory which was subject to a step up to fair value in the initial purchase price allocation. This was recognized as additional cost of goods sold during the quarter. These step ups will affect our earnings, but not our cash flow, for the next few quarters. To be able to produce the results achieved despite the headwinds indicated above, we believe shows the true strength of Alamo Group, a strength that gives us confidence in our future.”

Earnings Conference Call

Alamo Group will host a conference call to discuss the third quarter results on Thursday, November 6, 2014, at 10:00 a.m. Central Time.  Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 888-329-8893 (domestic) or 719-457-1035 (internationally). For interested individuals unable to join the call, a replay will be available until Thursday, November 13, 2014 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 8763937.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's web site, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, November 6, 2014, beginning at 10:00 a.m. CT. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

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ALAMO GROUP ANNOUNCES RECORD 2014 THIRD QUARTER RESULTS

About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,100 employees and operates 24 plants in North America, Europe and Australia as of September 30, 2014. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, acquisition risks, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date. This release may contain non-GAAP financial measures. These measures, if included, are to help facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion. Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.

(Tables Follow)

(1) In this earnings release, Alamo Group reports net sales excluding the impact of the acquisitions which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachments 1 and 2 to this earnings release contains a revenue reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2014	September 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$38,644	$53,603
Accounts receivable, net	178,072	161,704
Inventories	183,797	121,639
Other current assets	13,761	11,128
Total current assets	414,274	348,074

Rental equipment, net	28,927	—

Property, plant and equipment	72,416	60,633

Goodwill	71,996	31,814
Intangible assets	62,028	5,500
Other non-current assets	4,699	3,623

Total assets	$654,340	$449,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$68,701	$55,911
Income taxes payable	3,111	1,869
Accrued liabilities	44,391	36,170
Current maturities of long-term debt and capital lease obligations	852	499
Other current liabilities	884	243
Total current liabilities	117,939	94,692

Long-term debt, net of current maturities	190,005	90
Deferred pension liability	1,264	8,248
Other long-term liabilities	3,843	3,710
Deferred income taxes	3,825	2,705

Total stockholders’ equity	337,464	340,199

Total liabilities and stockholders’ equity	$654,340	$449,644

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013
North American
Industrial	$125,952	$71,890	$308,348	$218,863
Agricultural	57,668	61,157	160,144	168,048
European	49,555	41,691	142,286	124,320
Total net sales	233,175	174,738	610,778	511,231

Cost of sales	177,735	131,582	469,922	389,072
Gross margin	55,440	43,156	140,856	122,159
	23.8%	24.7%	23.1%	23.9%

Operating expenses	33,914	27,830	93,903	79,533
Income from operations	21,526	15,326	46,953	42,626
	9.2%	8.8%	7.7%	8.3%

Interest expense	(1,497)	(319)	(2,780)	(897)
Interest income	41	44	137	129
Other income (expense)	421	558	1,048	1,190

Income before income taxes	20,491	15,609	45,358	43,048
Provision for income taxes	7,124	4,276	15,558	12,978

Net Income	$13,367	$11,333	$29,800	$30,070

Net income per common share:

Basic	$1.11	$0.94	$2.47	$2.50

Diluted	$1.10	$0.93	$2.43	$2.47

Average common shares:
Basic	12,050	12,069	12,077	12,040

Diluted	12,206	12,229	12,251	12,196

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

In this earnings release, Alamo Group reports each of net sales, operating income and net income excluding the impact of acquisitions which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 to this earnings release contains a revenue reconciliation of these non-GAAP financial measures to the comparable GAAP financial measure. Attachment 2 discloses Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted EPS each adjusted to exclude the impact of inventory step up charge and transaction costs connected to the acquisitions and additional stock expense related to the accelerated vesting options to retirement eligible recipients, all of which are non-GAAP financial measures. The Company believes that providing Operating Income and Net Income exclusive of these adjustments, is useful to investors to allow better comparability of period-to-period operating preference. Attachment 2 sets forth a reconciliation of each such non-GAAP financial measure to its most directly comparable GAAP measure.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net Sales (consolidated) - GAAP	$233,175	$174,738	$610,778	$511,231
(less: net sales attributable to acquisitions)	(45,760)	(223)	(70,133)	(223)
Net Sales less acquisitions (consolidated) - non-GAAP	$187,415	$174,515	$540,645	$511,008

Net Sales (N.A. Industrial Division) - GAAP	$125,952	$71,890	$308,348	$218,863
(less: net sales attributable to acquisition)	(42,099)	—	(61,076)	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$83,853	$71,890	$247,272	$218,863

Net Sales (N.A. Agricultural Division) - GAAP	$57,668	$61,157	$160,144	$168,048
(less: net sales attributable to acquisitions)	(1,190)	(223)	(3,304)	(223)
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$56,478	$60,934	$156,840	$167,825

Net Sales (European Division) - GAAP	$49,555	$41,691	$142,286	$124,320
(less: net sales attributable to acquisition)	(2,471)	—	(5,753)	—
Net Sales less acquisitions (European Division) - non-GAAP	$47,084	$41,691	$136,533	$124,320

Operating Income (consolidated) - GAAP	$21,526	$15,326	$46,953	$42,626
(less: operating income attributable to acquisitions)	(3,862)	6	(6,198)	6
Operating Income less acquisitions (consolidated) - non-GAAP	$17,664	$15,332	$40,755	$42,632

Net Income (consolidated) - GAAP	$13,367	$11,333	$29,800	$30,070
(less: net income attributable to acquisitions)	(2,212)	8	(3,509)	8
Net Income less acquisitions (consolidated) - non-GAAP	$11,155	$11,341	$26,291	$30,078

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Operating Income - GAAP	$21,526	$15,326	$46,953	$42,626
(add: inventory step charge)	1,139	—	1,139	—
(add: transaction costs relating to acquisitions)	131	—	1,839	—
(add: stock option expense)	—	—	1,015	—
Adjusted Operating Income - non-GAAP	$22,796	$15,326	$50,946	$42,626

Net Income - GAAP	$13,367	$11,333	$29,800	$30,070
Adjustments (after tax):
(add: inventory step charge)	724	—	724	—
(add: transaction costs relating to acquisitions)	83	—	1,169	—
(add: stock option expense)	—	—	645	—
Adjusted Net Income - non-GAAP	$14,174	$11,333	$32,338	$30,070

Diluted EPS - GAAP	$1.10	$0.93	$2.43	$2.47
(add: inventory step charge)	0.06	—	0.06	—
(add: transaction costs relating to acquisitions)	—	—	0.10	—
(add: stock option expense)	—	—	0.05	—
Adjusted Diluted EPS - non-GAAP	$1.16	$0.93	$2.64	$2.47